Exhibit 24.4

POWER OF ATTORNEY

          CHRISTOPHER P. JOHNS, the undersigned, Senior Vice President, Chief Financial Officer and Controller of PG&E Corporation (the “Corporation”), hereby constitutes and appoints LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY P. ENCINAS, JOHN E. FORD, KATHLEEN M. HAYES and DOREEN A. LUDEMANN, and each of them, as his attorneys in fact with full power of substitution and resubstitution to sign and file with the Securities and Exchange Commission in his capacity as Senior Vice President, Chief Financial Officer and Controller (principal financial and accounting officer) of the Corporation:

(A)	a Registration Statement filed or to be filed with the Securities and Exchange Commission relating to the issuance and sale, from time to time, of securities with an aggregate offering price of up to $2.0 billion or the equivalent thereof in one or more foreign currencies; and

(B)	any and all amendments and other filings or documents related to such Registration Statement.

          The undersigned hereby ratifies all that said attorneys in fact or any of them may do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I have signed these presents as of this 15th day of March, 2005.

Christopher P. Johns
Christopher P. Johns